Exhibit 3.2
                                            By laws of the Seller


                 FIRST MERCHANTS ACCEPTANCE CORPORATION
                         AMENDED AND RESTATED BYLAWS

                                  ARTICLE I
                                   GENERAL
                                   -------
Section 1.  Name.
            ----
     The name of the corporation shall be

          FIRST MERCHANTS ACCEPTANCE CORPORATION.

SECTION 2.  OFFICE.
            ------

     (a)  The registered office of the corporation shall be at 32
Loockerman Square, Suite L-100, Kent County, Dover, Delaware, c/o The Prentice Hall Corporation System, Inc.

     (b) The corporation may, in addition to its registered office, establish and maintain such an office or offices, at such place or places, as the Board of Directors may deem necessary, desirable or expedient from time to time.

                                  ARTICLE II
                                 STOCKHOLDERS
                                 ------------
SECTION 1.  PLACE OF MEETINGS.
            -----------------
     Each meeting of the stockholders shall be held at the principal office of the corporation or at such other place, within or without the State of Delaware, as shall be designated by the Board of Directors in the notice of meeting.


SECTION 2.  ANNUAL MEETING.
            --------------
     The annual meeting of the stockholders shall be held pursuant to notice and at such date and time as shall be designated by the Board of Directors in the notice of meeting for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

SECTION 3.  SPECIAL MEETINGS.
            ----------------
     Special meetings of stockholders for any purpose or purposes may be called only by the Board of Directors, pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office. Special meetings may be held at any place, within or without the State of Delaware, as determined by the Board of Directors. The only business that may be conducted at such a meeting, other than procedural matters and matters relating to the conduct of the meeting, shall be the matter or matters described in the notice of the meeting.

SECTION 4.  NOTICE OF MEETINGS.
            ------------------
     The Secretary or an Assistant Secretary of the corporation shall give written notice of every meeting of the stockholders to each stockholder of record entitled to vote at the meeting. Such notice shall be given not less than ten days, nor more than 60 days, prior to the day named for the meeting, unless a different period of notice is required by law. Such notice shall be given either by regular mail, overnight courier, telegram or facsimile transmission, or by any other means comparable to any of the foregoing, to each stockholder at his address appearing on the books of the corporation or supplied by him to the corporation for the purpose of notice. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted.

SECTION 5.  WAIVER OF NOTICE.
            ----------------
     A waiver of notice in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of the person either in person or by proxy at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

SECTION 6.  RECORD DATE.
            -----------
     In order that the corporation may determine the stockholders entitled
(i) to notice of or to vote at any meeting of stockholders or any adjournments thereof, (ii) to receive payment of any dividend or other distribution, or allotment of any rights, or (iii) to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors, in advance, may fix a date as the record date for any such determination, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to the date of any other action.
A determination of the stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting taken pursuant to Article I, Section 8 hereof; provided,
                                                           --------
however, that the Board of Directors, in its discretion, may fix a new
- -------
record date for an adjourned meeting. Only stockholders determined to be stockholders of record on the record date so fixed shall be entitled to notice of, or to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or allotment of rights, or to exercise such rights in respect of such change, conversion or exchange of stock, or to participate in any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

SECTION 7.  LIST OF STOCKHOLDERS.
            --------------------
     At least ten days before any meetings of the stockholders, the officer or transfer agent in charge of the stock transfer books of the corporation shall prepare and make a complete alphabetical list of the stockholders entitled to vote at such meeting, which list shall show the address of each stockholder and the number of shares registered in the name of each stockholder. The list so prepared shall be maintained at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, and shall be open for inspection by any stockholder, for any purpose germane to the meeting, during ordinary business hours during a period of not less than ten days prior to the meeting. The list shall also be produced and kept open at the meeting (during the entire duration thereof) and, except as otherwise provided by law, may be inspected by any stockholder or proxy of a stockholder who is present at such meeting.

SECTION 8.  QUORUM.
            ------

     The presence in person or by proxy of the holders of a majority of the votes represented by issued and outstanding shares entitled to vote at a stockholders' meeting shall constitute a quorum, except that the presence in person or by proxy of the holders of a majority of the issued and outstanding shares of each class or series of stock which is entitled to vote as a class or series at a stockholders' meeting shall constitute a quorum for any vote in which a vote of such class or series is required. If a quorum is not present at a meeting, those present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be obtained. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

SECTION 9.  STOCKHOLDER PROPOSALS.
            ---------------------
     (a)  Condition of Submission to Stockholders.  No proposal for a
          ---------------------------------------
stockholder vote shall be submitted by a stockholder (a "Stockholder Proposal") to the corporation's stockholders unless the stockholder submitting such proposal (the "Proponent") shall have filed a written notice (a "Proposal Notice") setting forth with particularity (i) the names and business addresses of the Proponent and all persons or entities (collectively, the "Persons" and singularly, a "Person") acting in concert with the Proponent; (ii) the name and address of the Proponent and the Persons identified in clause (i), as they appear on the corporation's books (if they so appear); (iii) the class and number of shares of the corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Stockholder Proposal containing all material information relating thereto; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders of the corporation to consider the Stockholder Proposal. The presiding officer at any stockholders' meeting may determine that any Stockholder Proposal was not made in accordance with the procedures prescribed in these Amended and Restated Bylaws (the "Bylaws") or is otherwise not in accordance with law, and if it is so determined, such officer shall so declare at the meeting and the Stockholder Proposal shall be disregarded.

     (b)  Stockholder Proposal Notice.  Proposal Notices shall be
          ---------------------------
delivered to the Secretary at the principal executive office of the corporation not later than 120 days in advance of the anniversary date of the corporation's proxy statement for the previous year's annual meeting or, in the case of special meetings, at the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders.

SECTION 10.  VOTING POWER.
             ------------
     Unless otherwise provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV of the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") or by the Delaware General Corporation Law (the "DGCL"), every stockholder of record shall be entitled to vote, in person or by proxy, the shares of voting stock of every share of each class or series held of record by such stockholder. All questions shall be decided by the vote of the majority of the capital stock present in person or represented by proxy and entitled to vote at any meeting, or if the voting is by class or series, a majority of the votes of each class or series of capital stock present in person or represented by proxy and entitled to vote at any meeting, unless otherwise specially provided by law or by the Certificate of Incorporation or these Bylaws. Abstentions shall not be considered to be votes cast.

SECTION 11.  PROXIES.
             -------
     Every stockholder may vote either in person or by proxy. Every proxy shall be executed in writing by the stockholder or by his duly authorized attorney-in-fact. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the corporation. No proxy shall be valid after eleven months from the date of its execution unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the corporation.

SECTION 12.  INSPECTORS.
             ----------
     Elections for directors need not be by ballot, except upon demand made by a stockholder at the election and before the voting begins. In advance of any meeting of stockholders, the Board of Directors shall appoint inspectors, who need not be stockholders, to act at such meeting and make a written report thereof. Such inspectors may include individuals who serve the corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the corporation. The number of inspectors shall be one or three. One or more persons may be designated by the Board of Directors as alternate inspectors to replace any inspector who fails to act. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the person or officer acting as chairman. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the DGCL.

SECTION 13.  PRESIDING OFFICERS AND ORDER OF BUSINESS.
             ----------------------------------------
     All meetings of stockholders shall be called to order and presided over by the President, or in his absence, by the highest ranking Vice President, or in the absence of all of them, by the Treasurer, or if none of these be present by a chairman designated by the Board of Directors. The Secretary of the corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.

SECTION 14.  PROCEDURAL MATTERS.
             ------------------
     At each meeting of stockholders, the chairman of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the chairman of the meeting may establish rules, which need not be in writing, to maintain order for the conduct of the meeting, including, without limitation, restricting attendance to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the chairman and making rules governing speeches and debates. The chairman of the meeting acts in his or her absolute discretion and his or her rulings are not subject to appeal.


                                 ARTICLE III
                                  DIRECTORS
                                  ---------
SECTION 1.  POWERS; QUALIFICATIONS; NUMBER AND TERM.
            ---------------------------------------

     The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The Board of Directors shall consist of seven persons; provided, however, that such number of directors
                  --------  -------
may from time to time be increased and decreased by amendment of this
Article III, Section 1 but shall in no event be reduced to less than three. Each director shall be elected for a term ending on the next succeeding annual meeting of stockholders and shall hold office for the term for which such director is elected or until a successor shall have been duly elected and qualified.

SECTION 2.  VACANCIES.
            ---------
     Any vacancies in the Board of Directors for any reason and any newly created directorships resulting of any increase in the number of directors may be filled only by the Board of Directors, acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, and any directors so appointed shall hold office until the next election of the class for which such directors have been chosen and until their successors are elected and qualified.

SECTION 3.  REMOVAL OF DIRECTORS.
            --------------------
     Except as may be provided in a resolution or resolutions providing for any class or series of Preferred stock pursuant to Article IV of the Certificate of Incorporation with respect to any directors elected by the holders of such class or series, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of capital stock of the corporation then entitled to vote generally in the election of directors, voting together as a single class.

SECTION 4.  NOMINATION OF DIRECTORS.
            -----------------------

     (a)  Eligibility.  Only persons who are selected and recommended by
          -----------
the Board of Directors or the committee of the Board of Directors designated to make nominations, or who are nominated by stockholders in accordance with the procedures set forth in this Article III, Section 4, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board of Directors of the corporation at any annual meeting or any special meeting of stockholders at which directors are to be elected may be made by any stockholder of the corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Article III, Section
4. Nominations by stockholders shall be made by written notice (a "Nomination Notice"), which shall set forth the following information:
(i) as to each individual nominated, (a) the name, date of birth, business address and residence address of such individual, (b) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience, (c) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity, (d) any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; and (e) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; and (ii) as to the Person submitting the Nomination Notice and any Person acting in concert with such Person,
(a) the name and business address of such Person, (b) the name and address of such Person as they appear on the corporation's books (if they so appear) and (c) the class and number of shares of the corporation that are beneficially owned by such Person. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any stockholders' meeting determines that a nomination was not made in accordance with the procedures prescribed by these Bylaws, he shall so declare to the meeting and the defective nomination shall be disregarded.

     (b)  Stockholder Nomination Notice.  Nomination Notices shall be
          -----------------------------
delivered to the Secretary at the principal executive office of the corporation not later than 120 days in advance of the anniversary date of the corporation's proxy statement for the previous year's annual meeting or, in the case of special meetings, at the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders.

SECTION 5.  PLACE OF MEETINGS.
            -----------------
     The Board of Directors may hold annual, regular and special meetings, and have an office or offices, either within or outside the State of Delaware, at such place as the Board of Directors from time to time deems advisable.

SECTION 6.  REGULAR MEETINGS.
            ----------------

     The Board of Directors shall, without notice, hold an annual meeting immediately after the annual meeting of the stockholders, or after the last adjournment thereof, and shall hold other regular meetings at such time and place as it may determine. No notice to the newly elected directors of such meeting shall be necessary for such meeting to be lawful, provided a quorum is Present.

SECTION 7.  SPECIAL MEETINGS.
            ----------------
     The Board of Directors shall hold such special meetings as shall be called by the President, or Vice President, or Secretary, or any two directors. Each such meeting shall be held at such time and place as shall be designated in the notice of meeting.

SECTION 8.  NOTICE OF MEETINGS.
            ------------------
     Notice of the date, time and place of each meeting, except the annual meeting, of the Board of Directors shall be mailed by regular mail to each director, at his address appearing on the books of the corporation or supplied by the director to the corporation for the purpose of notice ("designated address"), at least six days before the meeting; or sent by overnight courier to each director at his designated address at least two days before the meeting (with delivery scheduled to occur no later than the day before the meeting); or given orally by telephone or other means, or by telegraph or facsimile transmission, or by any other means comparable to any of the foregoing, to each director at his designated address at least 24 hours before the meeting; provided, however, that if less than five days' notice is provided and one-third of the directors then in office object in writing prior to or at the commencement of the meeting, such meeting shall be postponed until five days after such notice was given pursuant to this sentence (or such shorter period to which a majority of those who objected in writing agree), provided that notice of such postponed meeting shall be given in accordance with this Article III,
Section 8. The notice of the meeting shall state the general purpose of the meeting, but other routine business may be conducted at the meeting without such matter being stated in the notice.

SECTION 9.  WAIVER OF NOTICE.
            ----------------

     A waiver of written notice in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened, and any such person so states his purpose in attending such meeting and refrains from participation in the business of the meeting.

SECTION 10.  QUORUM.
             ------

     A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business. The affirmative vote of a majority of the directors in office shall be required to constitute the act of the Board of Directors.

SECTION 11.  PRESIDING OFFICER AND ORDER OF BUSINESS.
             ---------------------------------------

     All meetings of the Board of Directors shall be called to order and presided over by the President, or in his absence or if the President is not a member of the Board of Directors, by a member of the Board of Directors selected by the members present. The Secretary of the corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.

SECTION 12.  ACTION BY BOARD WITHOUT FORMAL MEETING.
             --------------------------------------
     Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be.

SECTION 13.  COMPENSATION.
             ------------
     Directors, as such, shall receive such compensation and reimbursement for expenses as the Board of Directors may by resolution allow. Directors shall also be entitled to receive such compensation for services rendered to the corporation in any capacity other than as directors, as may be provided from time to time by resolution of the Board of Directors.

SECTION 14.  RESIGNATION.
             -----------

     Any director, member of a committee, or other officer may resign at any time by giving written notice to the Board of Directors, the President or Secretary of the corporation. Such resignation shall be effective at the time specified therein, or, if no time be specified, at the time of its receipt by the Board of Directors or such officer, and the acceptance of the resignation shall not be necessary to make it effective. Resignations not submitted in writing may be evidenced by a written acknowledgement of receipt thereof signed by the receiving director or officer of the corporation or by acknowledgement of receipt thereof in the minutes of a subsequent stockholders' or directors' meeting.

SECTION 15.  TELEPHONIC MEETINGS AND PARTICIPATION.
             -------------------------------------

     Members of the Board of Directors or any committee designated thereby may participate in any meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by which all persons participating can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.


                                  ARTICLE IV
                                  COMMITTEES
                                  ----------
SECTION 1.  COMMITTEES GENERALLY.
            --------------------

     The Board of Directors may, by resolutions passed by a majority of the members of the Board of Directors then in office, designate members of the Board of Directors to constitute committees that, except as otherwise provided in Sections 2 and 3 of this Article IV, in each case, shall consist of such number of directors, and shall have and may execute such powers, as may be determined and specified in the respective resolutions appointing them. Any such committee may fix its rules of procedure, determine its manner of acting and the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless these Bylaws, or the Board of Directors by resolution, shall provide otherwise. Unless otherwise provided by the Board of Directors or such committee, the quorum, voting and other procedures shall be the same as those applicable to actions taken by the Board of Directors. A majority of the members of the Board of Directors then in office shall have the power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.

     SECTION 2.  AUDIT COMMITTEE.
                 ---------------

     The Audit Committee shall consist of such number of directors, who shall not be officers or employees of the corporation or any of its affiliates, not less than three, as shall from time to time be determined by the Board of Directors. The Audit Committee shall each year make a recommendation, based on a review of qualifications, to the Board of Directors for the appointment of independent public accountants to audit the financial statements of the corporation and to perform such other duties as the Board of Directors may from time to time prescribe. As part of such review of qualifications, the Audit Committee shall consider management's plans for engaging the independent public accountants for management advisory services to determine whether such services could impair the public accountants' independence. The Audit Committee shall examine and make recommendations to the Board of Directors with respect to the scope of audits conducted by the corporation's independent public accountants and internal auditors. The Audit Committee shall review all recommendations made by the corporation's independent public accountants and internal auditors to the Audit Committee or the Board of Directors with respect to the accounting methods and the system of internal control used by the corporation, and shall advise the Board of Directors with respect thereto. The Audit Committee shall review reports from the corporation's independent public accountants and internal auditors concerning compliance by management with governmental laws and regulations and with the corporation's policies relating to ethics, conflicts of interest and disbursements of funds. The Audit Committee shall meet with the corporation's independent public accountants and/or internal auditors without management present whenever the Audit Committee shall deem it appropriate.

SECTION 3.  COMPENSATION COMMITTEE.
            ----------------------
     The Compensation Committee shall consist of such number of directors, who shall not be officers or employees of the corporation or any of its affiliates, not less than three, as shall from time to time be determined by the Board of Directors. As authorized by the Board of Directors, the Compensation Committee shall make recommendations to the Board of Directors with respect to the administration of the salaries, bonuses, and other compensation to be paid to the officers of the corporation, including the terms and conditions of their employment, and shall administer all stock option and other benefit plans (unless otherwise specified in plan documents) affecting officers' direct and indirect remuneration.

                                  ARTICLE V
                             OFFICERS AND AGENTS
                             -------------------
SECTION 1.  OFFICERS.
            --------

     The officers of the corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors. In addition, the Board of Directors may elect one or more Assistant Secretaries or Assistant Treasurers, or appoint such other additional officers and agents as they may deem advisable. Any two or more offices may be held by the same person except the offices of President and Secretary. The officers shall be elected each year at the annual meeting of the Board of Directors which shall be held each year pursuant to Article III, Section 6 hereof.

SECTION 2.  TERM.
            ----

     Each officer and each agent shall hold office until his successor is elected or appointed and qualified or until his death, resignation or renewal by the Board of Directors.

SECTION 3.  AUTHORITY, DUTIES AND COMPENSATION.
            ----------------------------------

     All elected or appointed officers and agents shall have such authority and perform such duties as may be provided in the Bylaws or as may be determined by the Board of Directors or the President. They shall receive such compensation for their services as may be determined by the Board of Directors, or by the President with respect to all officers and agents subordinate to him. Notwithstanding any other provisions of these Bylaws, the Board of Directors shall have power from time to time by resolution to prescribe by what officers or agents particular documents or instruments or particular classes of documents or instruments shall be signed, countersigned, endorsed or executed, provided, however, that any person, firm or corporation shall be entitled to accept and to act upon any document or instrument signed, countersigned, endorsed or executed by officers or agents of the company pursuant to the provisions of these Bylaws unless prior to receipt of such document or instrument such person, firm or corporation has been furnished with a certified copy of a resolution of the Board of Directors prescribing a different signature, counter-signature, endorsement or execution.

SECTION 4.  PRESIDENT.
            ---------

     The President shall preside at all meetings of stockholders and of the Board of Directors. The President shall be deemed the Chief Executive Officer of the corporation and shall be the Chief Operating Officer of the corporation. The President shall be charged with and have the direction and supervision of all of its business and operations with the concurrence of the other officers of the corporation.

SECTION 5.  VICE PRESIDENTS.
            ---------------

     In the absence or disability of the President, his duties shall be performed by a Vice President, as authorized by the President. Such officer or officers shall perform such other duties and have such other powers as may be assigned by the President.


SECTION 6.  TREASURER.
            ---------

     The Treasurer shall keep and account for all moneys, funds and property of the corporation which shall come into his hands, and shall render such accounts and present such statements to the Board of Directors as may be required of him. Unless the Board of Directors shall prescribe otherwise, the Treasurer shall deposit all funds of the corporation which may come into his hands in such bank or banks as the Board of Directors may designate and in accounts in the name of the corporation, shall endorse for collection bills, notes, checks and other negotiable instruments of the corporation or cause them to be signed in facsimile or otherwise as the Board of Directors may determine, and shall pay out money as the business of the corporation may require, making proper vouchers therefor. In the absence or disability of the Treasurer, any Assistant Treasurer shall have the authority and perform the duties of the Treasurer.


SECTION 7.  SECRETARY.
            ---------

     The Secretary shall give or cause to be given all required notices of meetings of stockholders and of the Board of Directors, shall attend such meetings when practicable, shall record and keep the minutes and all other proceedings thereof, shall attest such records after every meeting by his signature, shall safely keep all documents and papers which shall come into his possession and shall truly keep the books and accounts of the corporation appertaining to his office. In the absence or disability of the Secretary, any Assistant Secretary shall have authority and perform the duties of the Secretary.


SECTION 8.  RESIGNATION AND REMOVAL OF OFFICERS.
            -----------------------------------

     Any executive officer of the corporation may be removed, either for cause or without cause, by the affirmative vote of a majority of the full Board of Directors. Other officers and agents may be removed either for cause or without cause by the Board of Directors or the President. Removal of an executive officer by the Board of Directors or by the President, as the case may be, shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign at any time by written notice to the corporation. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

SECTION 9.  VACANCIES.
            ---------
     Vacancy in any office or position by reason of death, resignation, removal, disqualification or any other cause shall be filled in the manner provided in Article V, Section 1 hereof for regular appointment to such office.


                                  ARTICLE VI
                  INDEMNIFICATION OF DIRECTORS AND OFFICERS
                  -----------------------------------------

SECTION 1.  RIGHT TO INDEMNIFICATION.
            ------------------------

     Each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any Proceeding (as hereinafter defined) because he or she is an Indemnified Person (as hereinafter defined) shall be indemnified and held harmless by the corporation to the fullest extent permitted under the DGCL, as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the DGCL permitted the corporation to provide prior to such amendment). Such indemnification shall cover all expenses incurred by an Indemnified Person (including, but not limited to, attorneys' fees and other expenses of litigation) and all liabilities and losses (including, but not limited to, judgments, fines, ERISA and other excise taxes or penalties and amounts paid or to be paid in settlement) incurred by such person in connection therewith.

     Notwithstanding the foregoing, except with respect to indemnification specified in this Article VI, the corporation shall indemnify an Indemnified Person in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

     For purposes of this Article VI:

          (i) a "Proceeding" is an action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom including, without limitation, any such action, suit, proceeding or appeal by or in the right of the corporation;

          (ii) an "Indemnified Person" is a person who is, was, or had agreed to become a director, officer, employee, agent or a Delegate, as defined herein, of the corporation or the legal representative of any of the foregoing; and

          (iii) a "Delegate" is a person serving at the request of the corporation or a subsidiary of the corporation as a director, trustee, fiduciary, or officer of such subsidiary or of another corporation, partnership, joint venture, trust or other enterprise.

SECTION 2.  EXPENSES.
            --------

     Expenses, including attorneys' fees, incurred by a person indemnified pursuant to Article VI, Section 1 in defending or otherwise being involved in a Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding, including any appeal therefrom, upon receipt of an undertaking (the "Undertaking") by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation; provided that in connection with a Proceeding (or part thereof) initiated by such person, except a Proceeding authorized by Article VI, Section 3, the corporation shall pay said expenses in advance of final disposition only if such Proceeding (or part thereof) was authorized by the Board of Directors.
A person to whom expenses are advanced pursuant hereto shall not be obligated to repay pursuant to the Undertaking until the final determination of any pending Proceeding in a court of competent jurisdiction concerning the right of such person to be indemnified or the obligation of such person to repay pursuant to the Undertaking.

SECTION 3.  PROTECTION OF RIGHTS.
            --------------------

     If a claim under Article VI, Section 1 is not promptly paid in full by the corporation after a written claim has been received by the corporation or if expenses pursuant to Article VI, Section 2 of this Article have not been promptly advanced after a written request for such advancement accompanied by the Undertaking has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit, such claimant shall also be entitled to be paid the reasonable expense thereof (including, without limitation, attorneys' fees). It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required Undertaking has been tendered to the corporation) that indemnification of the claimant is prohibited by law, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the claimant is proper in the circumstances, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that indemnification of the claimant is prohibited, shall be a defense to the action or create a presumption that indemnification of the claimant is prohibited.

SECTION 4.  MISCELLANEOUS.
            -------------

     (a)  Non-Exclusivity of Rights.  The rights conferred on any person
          -------------------------
by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Board of Directors shall have the authority, by resolution, to provide for such indemnification of employees or agents of the corporation or others and for such other indemnification of directors, officers or Delegates as it shall deem appropriate.

     (b)  Insurance Contracts and Funding.  The corporation may maintain
          -------------------------------
insurance, at its expense, to protect itself and any director, officer, employee, or agent of, or person serving in any other capacity with, the corporation or another corporation, partnership, joint venture, trust or other enterprise against an expenses, liabilities or losses, whether or not the corporation would have the power to indemnify such person against such expenses, liabilities or losses under the DGCL. The corporation may enter into contracts with any director, officer or Delegate of the corporation in furtherance of the provisions of this
Article VI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect the advancing of expenses and indemnification as provided in this Article VI.

     (c)  Contractual Nature.  The provisions of this Article VI shall be
          ------------------
applicable to all Proceedings commenced or continuing after its adoption, whether such arises out of events, acts or omissions which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director, officer or Delegate and shall inure to the benefit of the heirs, executors and administrators of such person. This
Article VI shall be deemed to be a contract between the corporation and each person who, at any time that this Article VI is in effect, serves or agrees to serve in any capacity which entitles him to indemnification hereafter and any repeal or other modification of this Article or any repeal or modification of the DGCL or any other applicable law shall not limit any Indemnified Person's entitlement to the advancement of expenses or indemnification under this Article VI for Proceedings then existing or later arising out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification for Proceedings commenced after such repeal or modification to enforce this Article VI with regard to Proceedings arising out of acts, omissions or events occurring prior to such repeal or modification.

     (d)  Severability.  If this Article VI or any portion hereof shall be
          ------------
invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, such invalidity or unenforceability shall not affect the other provisions hereof, and this Article VI shall be construed in all respects as if such invalid or unenforceable provisions had been omitted therefrom.

                                 ARTICLE VII
                           SHARES OF CAPITAL STOCK
                           -----------------------

SECTION 1.  SHARE CERTIFICATES.
            ------------------

     Every holder of stock in the corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors may from time to time prescribe, signed by the President or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer, and where signed by a transfer agent or an assistant transfer agent by a registrar the signature of such officers of the corporation may be facsimile. Each such certificate shall exhibit the name of the registered holder thereof, the number and class of shares and the designation of the series, if any, which the certificate represents and the number of shares represented thereby. The Board of Directors may, if it so determines, direct that certificates for shares of stock of the corporation be signed by a transfer agent and/or registered by a registrar, in which case such certificates shall not be valid until so signed and/or registered. In case any officer of the corporation who shall have signed, or whose facsimile signature shall have been used on any certificate for shares of stock of the corporation, shall cease to be such officer, whether because of death, resignation or otherwise, before such certificate shall have been delivered, it may be delivered by the corporation as though the person who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer.

SECTION 2.  TRANSFERS OF SHARES.
            -------------------

     Transfers of shares of stock of the corporation shall be made only on the books of the corporation by the registered holder thereof or by his attorney thereunto authorized by an instrument duly executed and witnessed and filed with the corporation, and on surrender of the certificate or certificates for such shares properly endorsed and evidence of the payment of all taxes imposed upon such transfer. Every certificate surrendered for transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled.

SECTION 3.  TRANSFER AGENTS AND REGISTRARS.
            ------------------------------

     The Board of Directors may appoint any one or more qualified banks, trust companies or other corporations organized under any law of any state of the United States or under the laws of the United States as agent or agents for the corporation in the transfer of the stock of the corporation and likewise may appoint any one or more qualified banks, trust companies or other corporations as registrar or registrars of the stock of the corporation.

SECTION 4.  LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES.
            -------------------------------------------------

     New certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such terms and conditions, which may but need not include the giving of a satisfactory bond of indemnity, as the Board of Directors may from time to time determine.

SECTION 5.  HOLDERS OF RECORD.
            -----------------

     The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder and owner in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Delaware.

SECTION 6.  TREASURY SHARES.
            ---------------

     Shares of the corporation's stock held in its treasury shall not be voted directly or indirectly, at any meeting.

                                 ARTICLE VIII
                              GENERAL PROVISIONS
                              ------------------

SECTION 1.  CORPORATE SEAL.
            --------------

     The Board of Directors shall prescribe the form of a suitable corporate seal, which shall contain the full name of the corporation and the year and state of incorporation. Such seal may be used by causing it or a facsimile or reproduction thereof to be affixed to or placed upon the document to be sealed.

SECTION 2.  FISCAL YEAR.
            -----------

     The fiscal year of the corporation shall end on the last day of December in each year or shall begin and end on such other days as shall be fixed by resolution of the Board of Directors.


                                  ARTICLE IX
                                  AMENDMENTS
                                  ----------
SECTION 1.  AMENDMENTS.
            ----------

     The Board of Directors shall have the power to amend, alter, change, adopt or repeal the Bylaws of the corporation at any annual, regular or special meeting. The stockholders also shall have the power to amend, alter, adopt or repeal the Bylaws of the corporation at any annual or special meeting, subject to the requirements of the Certificate of Incorporation.